Exhibit 99.2

KLA Corporation Announces Pricing of Tender Offer

MILPITAS, Calif., July 6, 2022 - KLA Corporation (“KLA”) (NASDAQ: KLAC) today announced the Reference Yield and Total Consideration (each as summarized in the table below) to be paid in connection with the previously announced cash tender offer (the “Tender Offer”) for up to $500,000,000 aggregate principal amount (the “Maximum Amount”) of its 4.650% Senior Notes due 2024 (“Notes”).

The Maximum Amount represents the aggregate principal amount of Notes subject to the Tender Offer and excludes any Accrued Interest or Early Tender Payment (each as defined below). The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 21, 2022 (as amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. The Tender Offer is open to all registered holders (individually, a “Holder” and collectively, the “Holders”) of Notes.

The Reference Yield for the Notes and the Total Consideration for the Notes are summarized in the table below:

Title of Notes	CUSIP Number	UST Reference Security	Fixed Spread (bps)	Reference Yield	Total Consideration(1)
4.650% Senior Notes due 2024	482480 AE0	2.50% UST due May 31, 2024	+60	2.812%	$1,024.50

(1)	Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Date and accepted for purchase.

The Total Consideration for each $1,000 principal amount of Notes was determined in the manner described in the Offer to Purchase by reference to the fixed spread set forth in the table above plus the yield to maturity of the U.S. Treasury reference security (the “UST Reference Security”) set forth in the table above on the bid-side price of such UST Reference Security as of 9:00 a.m., New York City time, on July 6, 2022.

Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on July 5, 2022 (the “Early Tender Date”) will be eligible to receive the Total Consideration, which includes the Early Tender Payment of $30 per $1,000 principal amount of Notes.

KLA expects to accept for purchase and make payment for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date on July 7, 2022 (the “Early Settlement Date”).

Holders of all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase are eligible to receive the Total Consideration, which includes the Early Tender Payment of $30 per $1,000 principal amount of Notes tendered at or prior to the Early Tender Date (the “Early Tender Payment”). In addition to the Total Consideration, Holders of Notes accepted for purchase will receive accrued and unpaid interest up to, but not including, the Early Settlement Date (“Accrued Interest”).

Because the aggregate principal amount of Notes validly tendered would exceed the Maximum Amount, KLA expects that it will accept validly tendered Notes on a prorated basis in accordance with the Offer to Purchase.

Because KLA expects to accept for purchase the Maximum Amount of Notes, no additional Notes will be purchased pursuant to the Tender Offer after the Early Settlement Date. As described in the Offer to Purchase, all Notes tendered and not accepted for purchase will be promptly returned to the tendering Holder’s account.

KLA expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offer at any time prior to the Expiration Date (as defined in the Offer to Purchase). The Tender Offer is not conditioned on any minimum principal amount of Notes being tendered but the Tender Offer is subject to certain conditions as described in the Offer to Purchase.

KLA has retained BofA Securities and Citigroup to act as the dealer managers (the “Dealer Managers”) for the Tender Offer. D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offer. Requests for assistance relating to the procedures for tendering Notes may be directed to the Tender and Information Agent either by email at kla@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 290-6424 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offer may be directed to BofA Securities at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or via email at debt_advisory@bofa.com or to Citigroup at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) or via email at ny.liabilitymanagement@citi.com. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release shall not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to Holders of Notes. None of KLA, the Dealer Managers, the Tender and Information Agent or the trustee with respect to Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender their Notes in the Tender Offer, and, if so, the principal amount of Notes to tender.

About KLA:

KLA develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward.

Note Regarding Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding the Tender Offer, are forward-looking statements. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract and retain key personnel; cybersecurity threats, cyber incidents affecting our and our service providers’ systems and networks and our ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; and our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.